Exhibit 99.1

NEWS RELEASE

For: IMMEDIATE RELEASE Contact: CHARLES S. HOWARD, PRESIDENT & CEO

or

Date: OCTOBER 22, 2004 DAVID A. MEINERT, EVP & CFO

Earnings Increase for MidWestOne Financial Group

in Third Quarter 2004

Oskaloosa, Iowa -- MidWestOne Financial Group, Inc. announced today that the company earned $1,589,000, or $.42 per share basic, for the third quarter of 2004. This is an increase of $187,000, or 13 percent, compared to net income of $1,402,000, or $.37 per share basic, for the third quarter of 2003. Diluted earnings per share were $.41 for the third quarter of 2004, versus $.36 for the third quarter of 2003. The Company also had an increase in earnings per share and net income for the first nine months of 2004. Basic earnings per share increased $.14 for the first nine months of 2004, compared to the first nine months of 2003. Diluted earnings per share were $1.18 for the first nine months of 2004, compared to $1.04 per share for the nine months ended September 30, 2003. The Company reported net income of $4,596,000 for the first nine months of 2004, an 11 percent increase from the first nine months of 2003.

The Company also increased its return on average assets, return on average equity and cash dividends paid to shareholders in the third quarter of 2004. Return on average assets for the Company was 1.00 percent for the third quarter of 2004, compared with .92 percent in the third quarter of 2003. Year-to-date return on average assets was .98 percent compared with .92 percent last year. The return on average shareholders' equity for the third quarter of 2004 rose to 11.34 percent from 9.83 percent for the quarter ended September 30, 2003. Year-to-date return on average equity was 10.77 percent in 2004, versus 9.79 percent in the first nine months of 2003. Cash dividends paid to shareholders in each quarter of 2004 increased 6 percent to $.17 per share from the $.16 per share paid in each quarter of 2003.

Total assets as of September 30, 2004 were $633,463,000, an increase of 1.6 percent from year-end 2003. In comparison with September 30, 2003, total assets have increased $17,033,000, or 3 percent. Total deposits increased to a September 30, 2004 total of $456,891,000. This compares with December 31, 2003 total deposits of $453,125,000.

The Company's total loans (excluding loan pool participations) increased 5.8 percent as of September 30, 2004 to $398,852,000, compared with the year-end 2003 balance of $377,017,000. Loans outstanding as of September 30, 2003 totaled $378,969,000. Total loans as a percentage of deposits were 87.3 percent on September 30, 2004, compared with 83.2 percent as of December 31, 2003 and 83.7 percent on September 30, 2003. Much of the 2004 loan growth has come from the Waterloo, Iowa area in commercial and real estate loans.

The Company's net interest income for the third quarter of 2004 was $334,000 greater than in the third quarter of 2003. The Company's net interest income for the first nine months of 2004 was $1,726,000 greater than what was earned for the nine months ended September 30, 2003. Average earning assets were $21,173,000 greater for the third quarter and $25,780,000 greater for the first nine months in 2004. The Company's third quarter 2004 net interest margin was 4.02 percent compared with 3.92 percent in the third quarter of 2003. Net interest margin increased to 4.20 percent for the first nine months of 2004 compared to 3.99 percent for the nine months ended September 30, 2003.

Loan pool participations continue to provide a steady source of income for the Company. As of September 30, 2004, the balance of loan pool participations reached $93,387,000, which is up 5 percent from December 31, 2003 and 1 percent from September 30, 2003. The Company successfully bid on loan pools with a purchase cost of $8,764,000 in the third quarter of 2004 and year-to-date loan pool purchases totaling $39,351,000. The yield on loan pool participations was 9.58 percent for the third quarter of 2004, compared with 8.91 percent in the third quarter of 2003. The year-to-date yield on loan pool participations for 2004 was 10.87 percent, a 1 percent increase from the 2003 yield of 9.92 percent. The average loan pool participation balance for the third quarter of 2004 was $92,466,000, compared with an average balance of $85,932,000 in the third quarter of 2003. The average loan pool participation balance for the first nine months of 2004 was $88,331,000, versus $85,092,000 in 2003.

Nonperforming loans, as of September 30, 2004, increased to $3,711,000, compared with $3,129,000 on December 31, 2003. As of September 30, 2004, nonperforming loans were .93 percent of total loans, compared with .83 percent of total loans on December 31, 2003. Other real estate owned, as of September 30, 2004, decreased to $89,000 from the 2003 year-end total of $163,000. Other real estate owned represents the estimated fair value of property held by the Company following foreclosure.

The Company's provision for loan loss expense totaled $158,000 for the third quarter of 2004, compared with $146,000 in the third quarter of 2003. For the first nine months of 2004, the provision for loan loss expense was $688,000, compared with $447,000 for the nine months ended September 30, 2003. At September 30, 2004, the Company's allowance for loan losses was $4,860,000, which was 1.22 percent of total loans. This compares to the allowance for loan losses of $4,857,000, or 1.29 percent of total loans, at December 31, 2003 and $4,860,000 at September 30, 2003, which was 1.28 percent of total loans. During the third quarter of 2004, the Company charged off net loans totaling $55,000, compared with $6,000 in the third quarter of 2003. Year-to-date net loans charged off totaled $685,000 in 2004, compared with $161,000 in 2003. The increased amount of charge-offs in 2004 was primarily due to bankruptcy filings of two commercial credits and two agricultural lines.

During the third quarter of 2004, the Company recognized net security gains of $24,000 as available for sale investment securities were sold to fund loan pool purchases. Excluding the security gains, other income decreased slightly in 2004 due to lower mortgage origination fees. Other expense decreased $91,000 in the third quarter of 2004 and increased $1,072,000 in the first nine months of 2004 due to increased personnel and occupancy costs.

The Company's board of directors approved a stock repurchase program on May 20, 2004 that allowed management to repurchase up to $2,000,000 of the outstanding shares through December 31, 2004. Through September 30, 2004, management has repurchased 107,500 shares on the open market totaling $1,998,000, which completes the authorized repurchase.

On July 30, 2004, the Company completed the acquisition of Koogler Company of Iowa, a sole proprietor financial planning and securities practice. This firm was subsequently merged with the Company's financial services division, MidWestOne Investment Services. Results for 2004 reflect the acquisition, however, the impact on the financial statements was immaterial.

MidWestOne Financial Group, Inc. is a bank holding company headquartered in Oskaloosa, Iowa. The Company's financial institution subsidiaries are MidWestOne Bank & Trust in Oskaloosa, Belle Plaine, Hudson, North English and Waterloo, Iowa; Central Valley Bank in Ottumwa, Fairfield and Sigourney, Iowa; Pella State Bank in Pella, Iowa; and MidWestOne Bank in Burlington, Fort Madison and Wapello, Iowa. MidWestOne Financial Group common stock is traded on the Nasdaq National Market System under the symbol "OSKY". The Company's web site can be found at www.midwestonefinancial.com.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause the actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

MIDWESTONE FINANCIAL GROUP
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY

(unaudited)	QUARTER ENDED		NINE MONTHS ENDED
(in thousands, except share & per share data)	SEPTEMBER 30,		SEPTEMBER 30,
	2004	2003	2004	2003
Summary of Operations:
Statement of Income:
Interest income (excluding loan pool participations)	$ 7,000	$ 7,165	$ 20,988	$ 21,562
Interest income and discount on loan pool participations	2,226	1,929	7,186	6,312
Total interest income	9,226	9,094	28,174	27,874
Total interest expense	3,369	3,571	9,973	11,399
Net interest income	5,857	5,523	18,201	16,475
Provision for loan losses	158	146	688	447
Other income	951	1,100	3,197	3,146
Other expense	4,215	4,306	13,686	12,614
Income before tax	2,435	2,171	7,024	6,560
Income tax expense	846	769	2,428	2,432
Net income	$ 1,589	$ 1,402	$ 4,596	$ 4,128

Per Share Data:
Net income - basic	$0.42	$0.37	$1.21	$1.07
Net income - diluted	$0.41	$0.36	$1.18	$1.04
Dividends declared	$0.17	$0.16	$0.51	$0.48
Weighted average shares outstanding	3,759,673	3,828,419	3,788,203	3,871,562
Weighted average diluted shares outstanding	3,847,760	3,941,184	3,892,459	3,974,208

Performance Ratios:
Return on average assets	1.00%	0.92%	0.98%	0.92%
Return on average equity	11.34%	9.83%	10.77%	9.79%
Net interest margin (FTE)	4.02%	3.92%	4.20%	3.99%
Net loan charge-offs/average loans	0.05%	0.01%	0.23%	0.06%

		SEPTEMBER 30,		December 31,
		2004	2003	2003
Selected Balance Sheet Data - At Period End:
Balances:
Total assets		$ 633,463	$ 616,430	$ 623,306
Loans, net of unearned income		398,852	378,969	377,017
Allowance for loan losses		4,860	4,860	4,857
Loan pool participations		93,387	92,824	89,059
Total deposits		456,891	452,598	453,125
Total shareholders' equity		56,593	56,055	56,144

Per Share Data:
Book value		$15.11	$14.66	$14.84
Tangible book value		$11.22	$10.92	$11.08
Common shares outstanding		3,745,868	3,824,612	3,782,708

Financial Ratios:
Total shareholders' equity/total assets		8.93%	9.09%	9.01%
Total loans/total deposits		87.30%	83.73%	83.20%
Nonperforming loans/total loans		0.93%	1.03%	0.83%
Allowance for loan losses/total loans		1.22%	1.28%	1.29%
Allowance for loan losses/nonperforming loans		130.98%	124.52%	155.24%